UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2004

Checkers Drive-In Restaurants, Inc.

(Exact name of Registrant as specified in its charter)

Commission file number 0-19649

Delaware	58-1654960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

4300 West Cypress Street
Suite 600
Tampa, FL	33607
(Address of principal executive offices)	(Zip code)

(813) 283-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Board of Directors of Checkers Drive-In Restaurants, Inc., at its meeting held on Tuesday, November 8, 2004, approved the following amendments to the employment agreements of Keith Sirois, its Chief Executive Officer and President; and Adam Noyes, its Vice President of Operations and Purchasing.

Mr. Sirois’ employment agreement dated September 26, 2003, was amended to: (a) extend the initial term of employment until September 25, 2006; (b) increase (retroactively to September 26, 2004) his annual salary to Three Hundred Fifty Thousand Dollars ($350,000); and (c) grant him, effective at the close of business on November 8, 2004, 30,000 options to be issued pursuant to the company’s 2001 Employee Stock Option Plan.

Mr. Noyes’ employment agreement, dated September 19, 2003, was amended to provide that his annual salary, as of November 2, 2004, was increased to One Hundred Ninety Thousand Dollars ($190,000).

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibits are filed with this Form 8-K:

(c) Exhibit No.	Description
10.1	First Amendment, dated November 8, 2004, to the Employment Agreement dated September 26, 2003 by and between Checkers Drive-In Restaurants, Inc. and Keith Sirois.

10.2	First Amendment, dated November 8, 2004, to the Employment Agreement dated September 26, 2003 by and between Checkers Drive-In Restaurants, Inc. and Adam Noyes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkers Drive-In Restaurants, Inc.
(Registrant)

Date: November 12, 2004	By:	/s/ Keith Sirois
Chief Executive Officer and President

Index of Exhibits

Exhibit No.	Description
10.1	First Amendment, dated November 8, 2004, to the Employment Agreement dated September 26, 2003 by and between Checkers Drive-In Restaurants, Inc. and Keith Sirois.

10.2	First Amendment, dated November 8, 2004, to the Employment Agreement dated September 26, 2003 by and between Checkers Drive-In Restaurants, Inc. and Adam Noyes.